QuickLinks -- Click here to rapidly navigate through this document

Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL
OFFICER OF TRAMMELL CROW COMPANY
PURSUANT TO 18 U.S.C. § 1350

        In connection with the accompanying report on Form 10-Q for the period ending September 30, 2003 and filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Derek R. McClain, Chief Financial Officer of Trammell Crow Company (the "Company"), hereby certify that:

  1.
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  2.
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ DEREK R. MCCLAIN Name: Derek R. McClain Date: November 14, 2003

QuickLinks

  Exhibit 32.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER OF TRAMMELL CROW COMPANY PURSUANT TO 18 U.S.C. § 1350